UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 31, 2006

Date of Report (Date of earliest event reported)

PhotoMedex, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-11635	59-2058100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

147 Keystone Drive, Montgomeryville, Pennsylvania 18936

(Address of principal executive offices)

(Zip Code)

(215) 619-3600

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 31, 2006, PhotoMedex, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”), with institutional investors (the “Purchasers”) to sell an aggregate of 9,760,000 shares of its common stock (the “Shares”) at a price of $1.17 per share and warrants to purchase an aggregate of 2,440,000 shares of its common stock (the “Warrants”) with an exercise price of $1.60 per share (the “Private Placement”). The Warrants are exercisable until May 2, 2011.

The closing of the Private Placement was completed on November 3, 2006

Pursuant to the Purchase Agreement, the Company has agreed to file with the Securities and Exchange Commission (the “Commission”) a resale registration statement on Form S-3 (the “Registration Statement”) covering the Shares and the shares of common stock underlying the Warrants (the “Registrable Securities”) as soon as practicable following the date of closing (but within 30 days of the date of closing).

The Company agreed to use its best efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933 (the “Securities Act”) not later than 90 days after the closing date (including filing with the Commission a request for acceleration of effectiveness in accordance with Rule 461 promulgated under the Securities Act within five (5) business days of the date that the Company is notified by the Commission that a Registration Statement will not be “reviewed,” or not be subject to further review in the event that there are no confidential treatment applications outstanding). In addition, the Company must keep the Registration Statement continuously effective under the Securities Act until such date as is the earlier of the date when all Registrable Securities covered by the Registration Statement have been sold or, with respect to any holder of such security, such time as all Registrable Securities held by such holder may be sold without any restriction pursuant to Rule 144(k) of the Securities Act.

The foregoing is a summary of the terms of the Purchase Agreement and the Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1, and the full text of the form of Warrant, a copy of which is attached hereto as Exhibit F to the Purchase Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

On November 3, 2006, pursuant to the terms of the Purchase Agreement, the Company completed the Private Placement and sold 9,760,000 Shares of its common stock at a price of $1.17 per share and issued Warrants to purchase 2,440,000 shares of its common stock with an exercise price of $1.60 per share.

The Private Placement resulted in gross proceeds of $11,419,200 to the Company before deducting the placement agent’s fee of approximately $742,000, as well as the other transaction expenses payable by the Company. Cowen and Company LLC acted as the Company’s sole placement agent for this transaction. In connection with the Private Placement, the Company will owe commissions to Cowen based on future proceeds from Purchasers’ exercises of their Warrants; the Company also issued warrants to purchase 244,000 Shares to the placement agent, with terms equivalent to those contained in the Warrants issued to the Purchasers in the Private Placement.

The Shares and the Warrants were offered and sold to institutional investors without registration under the Securities Act or any state securities laws. The Company relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and Regulation D promulgated

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thereunder. Each of the certificates representing shares of common stock and each of the Warrants issued and sold in the Private Placement contain restrictive legends preventing the sale, transfer or other disposition of such shares and Warrants unless registered under the Securities Act. As described in Item 1.01 of this current report, the Company has agreed to file a registration statement for the resale of the Shares and the shares of common stock underlying the Warrants.

This current report is not an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Securities Purchase Agreement, dated October 31, 2006, by and between PhotoMedex, Inc. and each purchaser a party thereto.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PHOTOMEDEX, INC.

Dated: November 6, 2006	By:	/s/Jeffrey F. O’Donnell
Jeffrey F. O’Donnell
Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Securities Purchase Agreement, dated October 31, 2006, by and between PhotoMedex, Inc. and each purchaser a party thereto.

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